                                                                                                                         THE CINCINNATI GAS & ELECTRIC COMPANY
                                                                                                                                   CONSOLIDATING BALANCE SHEET
                                                                                                                                        DECEMBER 31, 2000

                                                                                                                                     (dollars in thousands)

                                                                     The Union Light,                          The West                                                                                        Consolidated
                                               The Cincinnati Gas &   Heat and         Lawrenceburg        Harrison Gas and         Miami           Tri-State             KO                               The Cincinnati Gas
                                                Electric Company      Power Company      Gas Company        Electric Company      Power Corp.      Improvement Co.   Transmission Co.     Eliminations       & Electric Company
                                               ------------          -----------   -----------------      -------------      --------------    --------------      --------------       ------------     ------------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                            $13,581               $6,460           $135                $108             $7                $346               $-                    $-             $20,637
  Restricted deposits                                      160                    -              -                   -              -                   -                -                     -                 160
  Notes receivable from affiliated companies           110,130                    -              -                   -              -                   -                -               (18,398)             91,732
  Accounts receivable - net                            463,817               28,518          1,957                  91              -                  32               86                     -             494,501
  Accounts receivable from affiliated companies         44,295                2,279            192                   5              -                   -               38               (20,066)             26,743
  Materials, supplies, and fuel - at average cost       92,698                6,300             63                   -              -                   -                -                     -              99,061
  Prepayments and other                                 39,046                  274              -                   -              -                   -                -                     -              39,320
  Energy risk management current assets                697,488                    -              -                   -              -                   -                -                     -             697,488
                                                     ------------        -----------     -----------      -------------     --------------       --------------     --------------   -----------------   -------------
                                                     1,461,215               43,831          2,347                 204              7                 378              124               (38,464)          1,469,642

UTILITY PLANT - ORIGINAL COST
  In service
     Electric                                        4,763,402              234,482              -                 590            564                   -                -                     -           4,999,038
     Gas                                               648,915              184,878         17,259                   -              -                   -           14,251                     -             865,303
     Common                                            166,821               44,603              -                   -              -                   -                -                     -             211,424
                                                    ------------          -----------    ------------      -------------     --------------      --------------    --------------   -----------------    -------------
       Total                                         5,579,138              463,963         17,259                 590            564                   -           14,251                     -           6,075,765
  Accumulated depreciation                           2,255,768              169,403          5,429                 258            560                   -           13,449                     -           2,444,867
                                                    ------------          -----------    ------------      -------------     --------------      --------------    --------------   -----------------    -------------
       Total                                         3,323,370              294,560         11,830                 332              4                   -              802                     -           3,630,898

Construction work in progress                          204,152               15,069          1,184                   5              -                   -                -                     -             220,410
                                                    ------------          -----------    ------------      -------------     --------------      --------------    --------------   -----------------    -------------
       Total utility plant                           3,527,522              309,629         13,014                 337              4                   -              802                     -           3,851,308

OTHER ASSETS
  Regulatory assets                                    492,151               10,177              -                   -              -                   -                -                     -             502,328
                                                                                                                                               256,026
  Investments in consolidated subsidiaries             196,566                    -              -                   -              -                   -                -              (196,566)                  -
  Energy risk management non-current assets              7,000                    -              -                   -              -                   -                -                     -               7,000
  Other                                                104,961                5,110            162                   3              3              46,184              269                     -             156,692
                                                    ------------         -----------      -----------      -------------     --------------      --------------    --------------   -----------------     -------------
                                                       800,678               15,287            162                   3              3              46,184              269              (196,566)            666,020

                                                    $5,789,415             $368,747        $15,523                $544            $14             $46,562           $1,195             $(235,030)         $5,986,970